UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                    WASHINGTON, D.C.  20549

                            FORM 8-K

                         CURRENT REPORT

                Pursuant To Section 13 Or 15(d)
             Of The Securities Exchange Act Of 1934


                        May 20, 1997
        Date of Report (Date of Earliest Event Reported)

                      Old Second Bancorp, Inc.
     (Exact name of registrant as specified in its charter)



                            0-10537
                      Commission File No.


            Delaware                           36-3143493
   (State or other jurisdiction             (I.R.S. Employer
       of incorporation)                  Identification No.)

        37 South River Street, Aurora, Illinois  60507
         (Address of principal executive offices)


                        (630) 892-0202
      (Registrant's telephone number, including area code)


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ITEM 5.  OTHER EVENTS

(A)  Exhibits


     1.   Press Release of Old Second Bancorp, Inc. dated May 16,
          1997.

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                           SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                             OLD SECOND BANCORP, INC.


                              /s/ R J Carlson
                             ___________________________

                             R.J. Carlson,
                             President, Chief Financial Officer,
                             Secretary and Director






Date: 05/16/97

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                          EXHIBIT INDEX



     Exhibit                                    Sequentially
     Number    Description of Exhibit           Numbered Page

        1      Press Release of Old Second
               Bancorp, Inc. dated May 16, 1997        5

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                                           May 16, 1997
                                           For Immediate Release

 OLD SECOND BANCORP COMPLETES ACQUISITON OF MAPLE PARK BANCSHARES

      Old Second Bancorp of Aurora, Illinois has completed the acquistion of Maple Park Bancshares.
      Maple Park Bancshares is the holding company for First State Bank of Maple Park and Maple Park Mortgage Company. On June 13 the First State Bank locations in Maple Park and Kaneville will become branches of Old Second National Bank of Aurora. The Elburn location, which has not been in operation, will become the main bank location for Kane County Bank and Trust. Kane County Bank will continue to operate their downtown Elburn location as a branch.
     Maple Park Mortgage is located in St. Charles, Illinois and also has offices in Sycamore, Oswego and Bannockburn, Illinois from which residential mortgage loans are originated for resale to the secondary market. Bruce Madden will continue as President and Chief Executive Officer of Maple Park Mortgage.
     Upon the opening of these locations in the organization Old Second Bancorp's seven banks will provide eighteen location in Kane, Kendall, DuPage and LaSalle counties for customers to complete their banking transcations. It also has trust offices in Aurora, Geneva and Elburn.


                           Exhibit 1

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